CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 21, 2007, except for stock split disclosures in Notes A and J, as to which the date is May 8, 2007, the April 15, 2007 subsequent event item in Note I, as to which the date is April 15, 2007, and the pro forma shareholders’ equity (deficit) disclosure in Note A, as to which the date is April 15, 2007, with respect to the consolidated financial statements of TomoTherapy Incorporated and Subsidiaries (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Financial Accounting Standards Board Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable) contained in the Registration Statement of TomoTherapy Incorporated on Form S-1 filed with the Securities and Exchange Commission on May 8, 2007.
/s/ Grant Thornton LLP
Madison, Wisconsin
July 3, 2007